Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 28, 2005 relating to the financial statements of Chase Corporation, which appears in Chase Corporation’s Annual Report on Form 10-K for the year ended August 31, 2005.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 16, 2006